                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                             TTR TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

                             TTR TECHNOLOGIES, INC.
                                4424 16TH AVENUE
                            BROOKLYN, NEW YORK 11204

                    Notice of Annual Meeting of Stockholders


        NOTICE IS HEREBY GIVEN that the 2004 annual meeting (the "Annual Meeting") of stockholders of TTR TECHNOLOGIES, INC. (the "Company") will be held at 9:30 A.M., on Tuesday, May 25, 2004, at the Company's offices at 4424 16th Avenue, Brooklyn, New York, 11204, to:

        (i) elect seven directors of the Company to hold office until their respective successors shall have been duly elected and qualified;


         (ii) to change the Company's corporate name from "TTR Technologies, Inc." to "Amedia Networks, Inc." and to amend the Company's Certificate of Incorporation to effect the change in corporate name; and

        (iii) increase the number of shares of Common Stock, reserved for issuance under the Company's 2000 Equity Incentive Plan from 3,500,000 to 5,000,000 shares;

        (iv) increase the number of shares of Common Stock, reserved for issuance under the Company's 2002 Non-Employee Directors Stock Option Plan from 275,000 to 1,000,000 shares;

        (v) approve an amendment to the Company's amended and restated certificate of incorporation to effect a reverse stock split of the Company's common stock in the range of 1:3 to 1:6, as determined in the sole discretion of the Board, which discretion will be used SOLELY for the purpose of qualifying for quotation on the Nasdaq National Market, SmallCap Market or the American Stock Exchange and ONLY following satisfaction by the Company of all listing requirements but for the minimum per share price, and the Board determines that it is in the best interests of the Company and the Stockholders to be listed on such exchange;

        (vi) ratify the appointment of Marcum & Kliegman LLP as independent public accountants of the Company for the year ending December 31, 2004; and

        (vii) transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

        The Board of Directors has fixed the close of business on April 20, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

        If you do not expect to be personally present at the Annual Meeting but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you complete, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       FRANK GALUPPO,
                                       Chief Executive Officer


April 28, 2004


PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                             TTR TECHNOLOGIES, INC.
                                4424 16TH AVENUE
                            BROOKLYN, NEW YORK 11204

                                 PROXY STATEMENT

                     For the Annual Meeting of Stockholders

                       to be held on Tuesday, May 25, 2004

        This Proxy Statement is being sent to stockholders of TTR Technologies, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of the Company for use at the 2004 annual meeting (the "Annual Meeting") of stockholders (the "Stockholders") of the Company's common stock, par value $0.001 per share (the "Common Stock"), to be held at the Company's offices at 4424 16th Avenue, Brooklyn, New York, 11204, on Tuesday, May 25, 2004, at 9:30 a.m., and any adjournment(s) thereof. The purposes of the Annual Meeting are to:

        (i) elect seven directors of the Company to hold office until their respective successors shall have been duly elected and qualified;


        (ii) amend the Certificate of Incorporation of the Company to change the Company's corporate name from "TTR Technologies, Inc." to "Amedia Networks, Inc.";

        (iii) increase the number of shares of Common Stock, reserved for issuance under the Company's 2000 Equity Incentive Plan (the "2000 Plan") from 3,500,000 to 5,000,000 shares;

        (iv) increase the number of shares of Common Stock, reserved for issuance under the Company's 2002 Non-Employee Directors Stock Option Plan from 275,000 to 1,000,000 (the "2002 Directors Plan");

        (v) approve an amendment to the Company's amended and restated certificate of incorporation to effect a reverse stock split ("Reverse Split") of the Company's common stock in the range of 1:3 to 1:6, as determined in the sole discretion of the Company's Board, which discretion will be used SOLELY for the purpose of qualifying for quotation on the Nasdaq National Market, SmallCap Market or the American Stock Exchange and ONLY following satisfaction by the Company of all listing requirements but for the minimum per share price, and the Board determines that it is in the best interests of the Company and the Stockholders to be listed on such exchange;

        (iv) ratify the appointment of Marcum & Kliegman, LLP ("Marcum") as independent public accountants of the Company for the year ending December 31, 2004; and

        If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, the individuals named as proxies will vote your shares (i) FOR the election as directors of the nominees of the Board of Directors named below; (ii) FOR the proposal to amend the Certificate of Incorporation to change the name of the Company; (iii) FOR the proposal to increase the number of shares of Common Stock, reserved for issuance under the 2000 Plan (iv) FOR the proposal to increase the number of shares of Common Stock, reserved for issuance under the Company's 2002 Directors Plan (v) FOR the Reverse Split; (vi) FOR the ratification the appointment of Marcum, as independent public accountants of the Company for the year ending December 31, 2004; and (vii) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the Annual Meeting or any adjournment thereof.

        Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date or a written instrument revoking the proxy or by personally appearing at the Annual Meeting.


        This Proxy Statement is first being mailed to stockholders on or about April 29, 2004.


                                  VOTING RIGHTS

        All voting rights are vested exclusively in the holders of the Company's Common Stock. Only holders of Common Stock of record at the close of business on, April 20, 2004 (the "Record Date"), will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding a total of 16,440,330 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held.

        The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the shares present in person or by proxy is required for approval of Proposal No. 1 (Election of Directors); the affirmative vote of a majority of the shares issued and outstanding is required for approval of Proposal No. 2 (Change the name of the Company) and Proposal No. 5 (Reverse Split). , The affirmative vote of a majority of the shares present in person or by proxy is required for approval of Proposal Nos. 3 (Increase in the number of shares available under the 2000
Plan), 4 (Increase in the number of shares available under the 2002 Director's
Plan) and (Ratification of Independent Public Accountants). Abstentions will have no effect on Proposal No. 1 and will be counted as votes against each of Proposals Nos. 2,3,4 and 5. Broker non-votes will have no effect on Proposals No. 1 and 4 and will be counted as votes against Proposal Nos. 2.

                    STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN
                               BENEFICIAL HOLDERS

        The following table sets forth certain information, as of the Record Date, concerning the ownership of the Common Stock by (a) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock, (b) each of the Company's directors and Named

Executive Officers (as defined under "Executive Compensation") and (c) all current directors and executive officers of the Company as a group.

                                                      Number of Shares          Percent of
Name of Beneficial Owner (1)                        Beneficially Owned (2)   Common Stock (2)

Frank Galuppo, Chief Executive Officer
 And Director (3)                                          109,604 (4)            0.7%

Sam Brill, Vice President, Internal Operations
 and Director                                              250,000 (5)            1.5%

Juan Mendez, Director                                    1,163,626 (6)            7.0%

Judah Marvin Feigenbaum, former interim Chief
Executive Officer and former director                      164,406 (7)            1.0%

Richard Rosenblum, Director                                164,406 (8)            1.0%

Yokim Asset Management Corp.                             1,635,468 (9)            9.9%

Ronald Durando                                           1,620,000 (10)           9.85%

Puritan LLC                                              1,533,334 (11)           9.3%

Melton Management Limited                                1,405,275 (12)           8.5%

All directors and executive officers as
a group(4 persons)                                       1,687,636                9.9%

* Indicates less than 1%.

        (1) Unless otherwise indicated, the address of each person listed is c/o TTR Technologies, Inc., 4424 16th Avenue, Brooklyn, New York 11204.

        (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such options or warrants. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

        (3) Mr. Galuppo was appointed Chief Executive Officer and became a director as of March 15, 2004.

        (4) Represents shares of Common Stock issuable upon the exercise of currently exercisable employee stock options issued under the Company's 2000 Equity Incentive Plan. Does not include options for an additional 1,205,646 shares of Common Stock scheduled to vest over the next two and half years.

        (5) Represents shares of Common Stock issuable upon the exercise of currently exercisable employee stock options issued under the Company's 2000 Equity Incentive Plan.

        (6) Includes (i) 999,220 shares of Common Stock and (ii) 164,406 shares of Common Stock issuable upon exercise of currently exercisable non-plan options. The foregoing is based on the Schedule 13D filed by the stockholder on February 11, 2004.

        (7) Represents shares of Common Stock issuable upon exercise of currently exercisable non-plan options. Mr. Feigenbaum resigned from all position held with the Company in January 2004.

        (8) Represents shares of Common Stock issuable upon exercise of currently exercisable non-plan options.

        (9) The address of such person is Akara Building, 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands. The foregoing is based on a Schedule 13D (Amended) filed by the stockholder on June 30, 2003.

        (10) The address of such person is 43 Alexander Avenue, Nutley, New Jersey 07110. The foregoing is based on a Schedule 13G filed by the stockholder on January 26, 2004.

        (11) The stockholder is a limited liability company. The address of such person is 314 McDonald Avenue, Brooklyn, New York 11218. The foregoing is based on a Schedule 13D filed by the stockholder on August 14, 2003.

        (12) The address of such person is P.O. Box 3161, Road Town, Tortola, British Virgin Islands. The foregoing is based on a Schedule 13G filed by the stockholder on October 8, 2003.

                             EXECUTIVE COMPENSATION

        The following table sets forth all compensation earned by the Company's Chief Executive Officer and the most highly compensated executive officers and key employees of the Company whose total annual salaries and bonuses exceeded $100,000 for the year ended December 31, 2003 (the "Named Executive Officers"):

                                             Annual Compensation                            Long-Term Compensation
                                  -------------------------------------------              ------------------------
                                                                                        Securities
Name and                                                      Other Annual              Underlying            All Other
Principal Position        Year    Salary($)    Bonus($)      Compensation($)          Options (#)(1)       Compensation ($)
------------------        ----    ---------    --------    ------------------         --------------       ----------------
Sam Brill                 2003     170,000       68,000          --                           --                       --
 Vice President, Internal 2002     157,226           --          --                           --                       --
Operations and former     2001      14,423           --          --                      250,000                       --
Chief Operating
 Officer (2)

Daniel C. Stein           2003     184,615      108,000          --                           --                  145,000(4)
 Former CEO and           2002     159,414           --          --                      550,000 (5)               34,224(6)
  President (3)           2001          --           --          --                           --                       --

Judah Marvin Feigenbaum   2003      11,000           --          --                           --                       --
Former interim CEO (7)    2002          --           --          --                           --                       --
                          2003          --           --          --                           --                       --

        (1) Represents shares of Common Stock issuable upon exercise of employee stock options issued in the year indicated under the Company's 2000 Equity Incentive Plan.

        (2) Mr. Brill resigned from the position of Chief Operating Officer as of April 11, 2004, whereupon he assumed the non-executive position of Vice-President, Internal Operations.

        (3) Mr. Stein resigned from the Company's employment and directorship as of October 10, 2003.


        (4) Comprised of (i) $78,000 paid to Mr. Stein in connection with his resignation from the Company in October 2003 and (ii) the balance of approximately $67,000 in principal amount of a three year loan in the principal amount of $100,000 made by the Company to Mr. Stein in May 2002 in connection with his employment, with interest accruing at the rate of 4% per annum. The Company agreed that, at the end of each calendar year beginning December 31, 2002, it would forgive one-third of the loan (and the related accrued interest thereon) as additional compensation, except under certain conditions. The balance of loan was forgiven upon Mr. Stein's resignation in October 2002 in accordance with its terms.


        (5) Upon Mr. Stein's resignation in October 2003, these options were forfeited by him.


        (6) Represents principal amount of the three-year loan in the principal amount of $100,000 made by the Company to Mr. Stein in May 2002 in connection with his employment and discussed in footnote 6 above.


        (7) Mr. Feigenbaum was appointed acting Chief Executive Officer as of October 10, 2003 upon Mr. Stein's resignation. Mr. Feigenbaum resigned from the Company's employment and directorship as of January 29, 2004.

                              OPTION GRANTS IN 2003

        There were no option grants during the year ended December 31, 2003 to any of the Named Executive Officers.

AGGREGATE OPTIONS EXERCISED IN 2003 AND 2003 YEAR END OPTION VALUES

                                                         Number of Securities      Value of Unexercised
                                                        Underlying Unexercised      In-the-Money Options
                          Shares          Value         Options at Fiscal Year     At Fiscal Year End ($)
                        Acquired on      Realized                End (#)                Exercisable/
Name                    Exercise (#)       ($)        Exercisable/Unexercisable      Unexercisable (1)
----                   -------------       ---        -------------------------      -----------------
Sam Brill                    --             --             250,000/0                        0/0


(1) Based upon the difference between the exercise price of such options and the closing price of the Common Stock ($0.33) on December 31, 2003, as reported on the Over-The-Counter Market.

                              EMPLOYMENT AGREEMENTS

        On May 2, 2002, the Company entered into a three-year employment agreement with Daniel C. Stein as Chief Executive Officer. The agreement provided for an annual base salary of $240,000 with increases of 10% per annum provided that the previous year's gross revenues are greater than the base salary. The agreement further provided that if Mr. Stein were to be terminated other than for cause (as defined in the employment agreement) or if Mr. Stein were to terminate his employment for good reason (as defined in the employment agreement), he would be entitled to receive the equivalent of base salary and benefits through the remaining term of his agreement.

        Mr. Stein resigned from the position of Chief Executive Officer in October 2003 from all other positions held with the Company. In connection with his resignation, the Company paid to Mr. Stein a one-time gross payment of $78,000 under the terms of his Termination and Settlement Agreement with the Company. Additionally, in consideration of Mr. Stein's waiver of certain claims under his employment agreement, the outstanding balance of approximately $67,000 of the advance of $100,000 made to Mr. Stein upon the commencement of his employment in May 2002 was extinguished. The initial one-third of such advance (approximately $33,000) was, consistent with the terms of Mr. Stein's employment agreement, extinguished at year-end 2002. In addition, the 550,000 stock options held by Mr. Stein were extinguished and are no longer exercisable.


        In connection with Sam Brill's promotion in April 2002 to Chief Operating Officer (from Vice President, Corporate Strategy), on May 27, 2002 the Company and Mr. Brill entered into an amended and restated three-year employment agreement, which provides for an annual base salary of $170,000. If Mr. Brill is terminated other than for cause (as defined in the employment agreement) or if Mr. Brill terminates his employment for good reason (as defined in the employment agreement), he will be entitled to receive the equivalent of base salary and benefits through the remaining term of his agreement. Additionally, upon (and subject to) the consummation of the sale of the Copy Protection Business, then all outstanding stock options will vest and become exercisable.


        On April 5, 2004, Mr. Brill resigned from the position of Chief Operating Officer and assumed the non-executive position of Vice President, Internal Operations. See "Certain Relationships and Related Transactions."

        Each of the executives with an agreement has agreed to certain customary confidentiality and non-compete provisions that prohibit him from competing with the Company for one year, or soliciting our employees for one year, following the termination of his employment.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In connection with his resignation as the Company's Chief Operating Officer on April 5, 2004 and in consideration of the release of certain rights, the Company paid to Mr. Sam Brill, the Company's Vice President, Internal Operations and a director, the gross amount of $75,000, less payroll deductions. The Company and Mr. Brill also entered into an employment agreement, commencing as of April 5, 2003 and continuing through September 30, 2004, pursuant to which Mr. Brill is employed as the Company's Vice-President, Internal Operations, at a monthly rate of $7,500. The agreement may be extended for successive one month periods unless either the Company or Mr. Brill notifies the other prior to the expiration of the agreement of its election to not so extend.

        The Company and Mr. Frank Galuppo, the Company's Chief Executive officer and a director, entered into three year employment agreement, effective as of March 15, 2004, pursuant to which Mr. Galuppo is paid an annual salary at the rate of $180,000. Mr. Galuppo's salary is scheduled to increase to $210,000 for the second year of employment and to $235,000 for the third year of employment. The agreement further provided that if Mr. Galuppo's employment is terminated other than for cause (as defined in the employment agreement) or if Mr. Galuppo terminates his employment for good reason (as defined in the employment agreement), he will be entitled to receive the equivalent of three months' base salary and benefits, if such termination takes place during the first 12 months of the effective date of the agreement. If such termination takes place after the first year of employment, then Mr. Galuppo will be entitled to receive the equivalent of six months' base salary and benefits. The Company also issued to Mr. Galuppo option under the Company's 2000 Equity Incentive Plan to purchase up to 1,315,250 shares of the Company's Common Stock at a per share exercise price of $0.79, which option is scheduled to vest over 12 succeeding quarters, beginning June 30, 2004.

        In connection with his employment by the Company in November 2001, Mr. Brill was granted 250,000 options under the 2000 Equity Incentive Plan, originally scheduled to vest periodically through May 2005. Upon the closing of the sale of the Company's copy protection business in May 2003, the options vested and became exercisable in their entirety.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires officers and directors of the Company and persons who own more than ten percent of the Common Stock, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

        Based solely on review of the copies of such forms received by the Company with respect to 2003, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors and officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with.

                                PERFORMANCE GRAPH

        The following graph compares, for the period of five years commencing on December 31, 1998 through December 31, 2003, the cumulative stockholder return for the Company, the Russell 2000 Index ("Russell 2000 Index") and the Russell 2000-Technology Index ("Russell 2000-Technology Index"). The Russell 2000 Index is comprised of the 2,000 publicly traded companies with market capitalizations ranked immediately below the 1,000 companies with the highest market capitalizations. The Russell 2000-Technology Index is comprised of the 2000 publicly traded companies in the high-technology industry with market capitalizations ranked immediately below the 1,000 companies in the high-technology industry with the highest market capitalizations. The graph assumes that $100 was invested on January 1, 1998 in the Common Stock, the Russell 2000 and the Russell 2000-Technology Index, and further assumes no payment or reinvestment of dividends. The Common Stock is quoted on the Over-The-Counter-Bulletin Board. From February 7, 2001 to January 8, 2003, the Common Stock was quoted on the Nasdaq National Market. From October 23, 2000 until February 2, 2001, the Common Stock was quoted on the Nasdaq SmallCap Market. Prior to October 23, 2000, the Common Stock was quoted on the over-the-counter Bulletin Board market.

        The graph shall not be deemed filed or incorporated by reference I to any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934.





                                     [CHART]





        Cumulative Total Return ($) Based Upon an Initial Investment of $100 on December 31, 1998.


                   12/31/98    12/31/99    12/31/00   12/31/01   12/31/02   12/31/03
The Company          100        535.71      618.75     163.39      16.52      29.46

Russell 2000 Index   100        119.62      114.60     115.77      90.79     131.99

Russell 2000-
Technology Index     100        205.01      122.07      94.59      50.89      84.29


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

                     INFORMATION AS TO NOMINEES FOR DIRECTOR

        The persons named below, all of who are current directors of the Company, have been nominated for election as directors by the Board of Directors. If elected, each nominee will hold office until the next annual meeting of the stockholders.

        It is the intention of the persons named in the accompanying proxy to vote FOR the election of the seven persons named in the table below as directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board is not aware of any circumstances likely to cause any nominee to become unavailable for election.


        The following table sets forth the name, age and position of each Director nominee:


Name                          Age         Position

Frank Galuppo                 57          Chief Executive Officer, Director

Sam Brill                     30          Vice President, Internal Operations
                                          And Director
Juan Mendez                   40          Director

Richard Rosenblum             45          Director

Gerald Butters                60          Director Nominee

Bob Martin                    61          Director Nominee


Ivan Berkowitz                58          Director Nominee


        The business experience, principal occupations and employment, as well as the periods of service, of each of the Company's directors and executive officers during at least the last five years are set forth below.

        FRANK GALUPPO has been a director and Chief Executive Officer since March 15, 2004. Mr. Galuppo possesses nearly 40 years of experience in the Telecommunications Industry, serving in a number of senior management positions with Lucent Technologies and AT&T. From March 2003 until he began his employment with the Company, Mr. Galuppo had been assisting several companies with business development support in the U.S. Government market where he has extensive sales experience. Mr. Galuppo was employed by Lucent since its formation in September 1996 until March 2003 in a series of management level and operational positions. His most recent role at Lucent was President of Lucent's Optical Networking Group, which he held since September 2002 and had worldwide responsibility for the development and marketing of Lucent's global optical portfolio which had annual sales of over $1 billion.

        SAM BRILL has been a director of the Company since February 2002 and the Chief Operating Officer from April 15, 2002 through April 5, 2004, the date of his resignation from such position. Mr. Brill currently serves as the Company's Vice President, Internal Operations. From November 2001 to immediately prior to his appointment as Chief Operating Officer, he served as the Company's Vice-President, Corporate Strategy. Prior to joining the Company, from February 1998 through November 2001 Mr. Brill was employed by JDS Capital Management, Inc., a New

York based hedge fund and an affiliate of the Company's largest stockholder, where he worked as a Senior Financial Analyst evaluating for market viability and investment potential a diverse group of public and private companies. Mr. Brill received a BS in Finance, cum laude, in January 1998 from Touro College.

        JUAN MENDEZ has been a director of the Company since July 28, 2003. Mr. Mendez is President, Chief Executive Officer and co-founder of Total Claims Management, Inc., a privately held company based in Miami, Florida. Mr. Mendez has held that position since March 1999. Prior to co-founding Total Claims Management, Inc., Mr. Mendez was a Public Insurance Adjuster from 1996 to 1999.

        RICHARD ROSENBLUM has been a director of the Company since September 3, 2003. Since July 2001, Mr. Rosenblum has been the Managing Director of Investment Banking for vFinance Investments in New York, where he is responsible for advising, structuring and financing publicly and privately held companies. Additionally, Mr. Rosenblum is currently a Senior Managing Partner at ACP Advisors in New York, where he is responsible for advising and raising capital for emerging growth companies. Prior to joining vFinance Investments and ACP Advisors, Mr. Rosenblum was a Managing Director at Robb Peck McCooey Financial Services, Inc. in New York since April 1999.

        GERALD BUTTERS is a communications industry veteran with more than 39 years experience in this sector. His career encompasses senior executive positions at Nortel Networks, AT&T, and Lucent Technologies. These include Chairman of the Board of AGCS (a joint venture of GTE and AT&T), President of NTI (a Nortel Networks US subsidiary). He was President of Global Public Networks at AT&T Network Systems from October 1997 to November 1999, President of the Optical Networks Group at Lucent Technologies from December 1999 to August 2000 and Senior Vice President Marketing and Technology at Lucent Technologies. Mr. Butters retired from Lucent Technologies in August 2000. Since August 2000 through the present time, Mr. Butters has been a board director of Lambda Optical Systems a privately held company since October 2003 and a technical advisor to several privately held technology firms.

        BOB MARTIN retired as the Chief Technology Officer of Lucent Technologies' Bell Laboratories in September 2003, a position he held for seven years. In this role, he helped guide Lucent's directions in next generation networks and in approaches the company used for research and development. His background at Bell Laboratories and Bellcore included a variety of positions related to large systems development. He has been responsible for Unix, network management systems, intelligent network systems, packet switching, and broadband access systems developments. Bob received his Bachelor of Science in Electrical Engineering from Brown University in 1964, and his Master of Science and Doctor of Philosophy degrees in Electrical Engineering and Computer Science from Massachusetts Institute of Technology in 1965 and 1967, respectively. In 1985, he attended the MIT Alfred P. Sloan School Senior Executive Program. A Fellow of the Institute of Electrical and Electronics Engineers, Bob was member and first chair of its Software Industrial Advisory Board. He has served on the National Research Council's Computer Science and Telecommunications Board and the FCC's Technological Advisory Board. He is on technical advisory boards for venture capitalist's and startups in telecommunications, optical devices & product innovation.

        Ivan Berkowitz, Ph.D. has over 30 years of professional experience in the financial and real estate industries, Dr. Berkowitz has acted as an international corporate advisor on matters that pertain to corporate structure and governance, transfer pricing, EEC anti-trust law, mergers and international syndication. He holds a Ph.D. in International Law from Cambridge University, an M.B.A. in Finance from Baruch College and a B.A. in Economics from Brooklyn College. Currently, Dr. Berkowitz serves as Vice Chairman of the Board of Directors for New Visual Corp. (OTC: NVEI). Since August 2003, Dr. Berkowitz has also been Chairman of the Board of Directors for Great Court Capital. Prior to its sale in 2003, Dr. Berkowitz was a senior managing partner of Avatar Associates, a New York-headquartered institutional asset management firm managing $1.7 billion in assets. Since 1993, Dr. Berkowitz has served as Managing General Partner of Steib & Company, a privately-held New York-based investment company. Additionally, from 1997 through 2002, Dr. Berkowitz served as President of Great Court Holdings, also a privately-held New York-based investment company. Between 1995 and 1997, Dr. Berkowitz led Polyvision Corporation (recently acquired by Steelcase) as its Chief Executive Officer.


        There are no family relationships between any of the above executive officers or directors, and there is no arrangement or understanding between any of the above executive officers or directors and any other person pursuant to which the officer or director was elected to hold office.

        All directors hold office until the next annual meeting of stockholders and the election and qualification of a successor.

DIRECTOR RESIGNATIONS

        Michael Paolucci, a non-employee director, resigned from the Board in July 2003 and was replaced by Juan Mendez. Joel Schoenfeld and Richard Gottehrer, non-employee directors, resigned from the Board in August 2003 and were replaced by Judah Feigenbaum. Neil Subin, a non-employee director, resigned from the Board in September 2003 and was replaced by Richard Rosenblum. Mr. Danny Stein, the Company's former Chief Executive Officer and a director, resigned from the Board and from all other position held with the Company in October 2003. Mr. Judah Feigenbaum, the Company's former interim Chief Executive Officer and a director, resigned from the Board and from all other position held with the Company in January 2004.

DIRECTOR COMPENSATION

        CASH COMPENSATION: Each of the non-employee directors was paid a monthly cash payment of $2,000 in 2003 for serving on the Board. The Company also reimbursed directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any meetings of its committees.

        OPTION GRANTS: In February 2004, the Board granted to each of Messrs. Mendez and Rosenblum options to purchase up to 164,406 shares of the Company's Common Stock at a per share exercise price of $0.56. The options were vested upon grant.

            ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

        The Board met 19 times during the year ended December 31, 2003. No director who served during the 2003 fiscal year attended fewer than 75% of the meetings of the Board and of committees of the Board of which he was a member.

        The Board does not have a formal policy with respect to attendance by Board members at annual stockholder meetings, although it encourages directors to attend such meetings. The Company did not hold an annual meeting in 2003.

BOARD COMMITTEES

        The Company has two standing committees: the audit committee (the "Audit Committee") and the compensation/stock option committee (the "Compensation/Stock Option Committee").

        The Company currently does not have a nominating committee. Instead, nominations for the election of directors have been handled by the full Board of Directors, which permits all directors to participate in the process. Due to the small size of the Company and its Board of Directors, the Company believes that this is appropriate.

        In identifying and evaluating candidates to be nominated as directors, the Board seeks individuals with stated relevant experience that can add to the ability of the Board to fulfill its fiduciary obligations and its stated business goals. Director candidates must also have high personal and professional ethics, integrity and values. Additionally, director nominees must have sufficient time to devote to the Company's affairs.

        As a small company, the Company has generally used an informal process to identify and evaluate director candidates. The Company has encouraged both independent directors and directors that are not independent to identify nominees for the Board of Directors. The Company has not paid any third party a fee to assist in the nomination process or to identify or evaluate candidates.

        The Company will consider candidates that are nominated by its stockholders. The name, together with the business experience and other relevant background information of a candidate, should be sent to the Chief Executive Officer who will then forward such information to the independent directors for their review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors. Other than candidates submitted by its directors and executive officers, the Company has never received a proposed candidate for nomination from any security holder that beneficially owned more than 5% of the Company's voting Common Stock.

        The Company has not, to date, implemented a policy or procedure by which its stockholders can communicate directly with its directors. Due to the small size of the Company and its resources, the Company believes that this is appropriate.

AUDIT COMMITTEE

        The Audit Committee is responsible for selecting the Company's independent auditors, reviewing the Company's accounting policies, financial procedures and internal controls, the engagement of independent auditors and the general scope of the annual audit and any other services that the auditors may be asked to perform, and review with the auditors their report on the Company's financial statements following the completion of each audit.

        The Audit Committee currently consists of Juan Mendez and Richard Rosenblum. The Company believes that each of Messrs. Mendez and Rosenblum meet the independence criteria set out in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers ("NASD") and the rules of the and other requirements of the Securities and Exchange Commission ("SEC").


        The Board has not made a determination whether any existing audit committee member is an "audit committee financial expert" as the term is defined in the SEC rules. It is difficult for a company with a financial profile such as ours to attract and to afford a director who qualifies as an audit committee financial expert". The Board intends to make such determination during fiscal 2004. In the event that the Company determines that it does not have a qualified individual, it will consider retaining over fiscal 2004 an appropriate candidate who qualifies as an audit committee financial expert. It may however be difficult for a company with a financial profile such as ours to attract and to afford a director who qualifies as a financial expert.


        Mr. Mendez was appointed to the Audit Committee in October 2003 and Mr. Rosenblum was appointed in September 2003, shortly following their appointment to the Board of Directors. Until September 2003, the Audit Committee was comprised of Neil Subin, Joel Schoenfeld and Michael Paolucci, until their resignation from the Board in, respectively, September 2003, August 2003 and July 2003.

        In 2003, the Audit Committee has held four meetings.


        The Company's Board of Directors has adopted in January 2003 a charter governing the duties and responsibilities of the audit committee. A copy of such charter is attached hereto as Appendix A.


COMPENSATION COMMITTEE

        The Compensation/Stock Option Committee is responsible for reviewing the compensation arrangements in effect for the Company's executive officers and for administering the Company's 2000 Incentive Plan. This committee held two meetings in 2003. This committee currently consists of two members Juan Mendez and Richard Rosenblum.

        Mr. Mendez was appointed to the Compensation/Stock Option Committee in September 2003 and Mr. Rosenblum was appointed in September 2003, shortly following their appointment to the Board of Directors. Until September 2003, the Compensation/Stock Option Committee was comprised of Neil Subin and Joel Schoenfeld until their resignation from the Board in, respectively, September and August 2003.

        None of the members of the Compensation Committee was employed by the Company or any of its subsidiaries or had any other relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K.

                      REPORT OF THE COMPENSATION COMMITTEE

        The following report of the Compensation Committee is provided solely to the stockholders of the Company pursuant to the requirements of Schedule 14A promulgated under the Securities Exchange Act of 1934, and shall not be deemed to be "filed" with the SEC for the purpose of establishing statutory liability. Unless otherwise specifically incorporated by reference, this report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement

        The Compensation/Stock Option Committee of the Board of Directors (the "Compensation Committee") evaluates compensation levels of senior management and evaluates the various factors affecting compensation of the Company highest paid officers. The Compensation Committee believes that compensation to the Company's executive officers should be designed to encourage and reward management's efforts to further strengthen the Company's business and to create added value for stockholders. Such a compensation program helps to achieve the Company's business and financial objectives and also provides incentives needed to attract and retain well-qualified executives. The Company operates in a competitive marketplace and needs to attract and retain highly qualified senior management and executive personnel in order for the Company to achieve its goals of growth.

        The Compensation Committee believes that the chief executive officer's compensation should be heavily influenced by Company performance. The base salary for Mr. Stein, who served as Chief Executive Officer until his resignation in October 2003, was fixed with reference to his experience, responsibilities and performance and the competitive marketplace. The Compensation Committee will determine the appropriate level of bonuses and increases for the Chief Executive Officer, if any, based in large part on Company performance. The Compensation Committee also considers the salaries of chief executive officers of comparably-sized companies and their performance. Stock options will be granted to the Chief Executive Officer, primarily based on the executive's ability to influence the Company's long-term growth.

        The Compensation Committee has similar policies with respect to compensation of other officers of the Company. The Compensation Committee believes that the base salaries of current officers are within the range of salaries for persons holding positions of similar responsibility at other companies. In addition, the Compensation Committee intends to consider factors such as relative Company performance, the executive's past performance and future potential in establishing the base salaries of executive officers.

        The philosophy of granting stock options to the other officers is similar to that for options granted to the Chief Executive Officer, and is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth. There were no option grants to any officer during 2003. The Compensation Committee views stock options as an important component of its long-term, performance-based compensation philosophy. The Compensation Committee will endeavor, to the extent that it deems consistent with the best interests of the Company and its stockholders, to cause the awards of any options under the 2000 Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code.

        Each of Neil Subin and Joel Schoenfeld was a member of the Compensation Committee from September 2002 through their respective dates of resignation from the Board in September 2003 and August 2003.

April 16, 2004

                                                COMPENSATION COMMITTEE

                                                Richard Rosenblum

                                                Juan Mendez

                          REPORT OF THE AUDIT COMMITTEE

        The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

       The Audit Committee acts under a written charter, which was adopted by the Board of Directors in January 2003. The charter, which includes standards set forth in SEC regulations and rules of the National Association of Securities Dealers, Inc. includes assisting the Company with:

        o       auditing and integrity of the Company's financial statements;
        o qualification and independence of the Company's independent accountants;
        o       performance of the Company's independent accountants;
        o compliance by the Company with legal and regulatory requirements as promulgated by the SEC; and
        o       accounting and financial reporting process.

        As part of its auditing and integrity of the Company's financial statements, the Audit Committee reviewed and discussed with both management and the Company's independent accountants all financial statements prior to their issuance. Management advised the audit committee in all cases that all financial statements were prepared in accordance with generally accepted accounting principals and reviewed any significant accounting issues with the audit committee. These reviews included discussion with the independent accountant of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee also discussed with the Company's independent accountants matters relating to its independence, including a review of audit fees and the disclosures made to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Taking all of these reviews and discussions into account, the audit committee recommended to the Board of Directors that the Board approve the inclusion of the

Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

        Judah Marvin Feigenbaum was a member of the Audit Committee from September 2003 through January 2004, when he resigned from the Board of Directors of the Company.

        Each of Neil Subin, Joel Schoenfeld and Michael Paolucci, was a member of the Audit Committee from September 2002 through their respective dates of resignation from the Board in September 2003, August 2003 and July 2003.

Dated: April 16, 2004

                                                     AUDIT COMMITTEE

                                                     Juan Mendez

                                                     Richard Rosenblum

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2

                AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO
                  CHANGE THE COMPANY'S CORPORATE NAME FROM "TTR
                TECHNOLOGIES, INC. " TO "AMEDIA NETWORKS, INC. "


        In March 2004 the Company embarked on its new business direction in the telecommunications equipment field following stockholder approval of the Development and Licensing Agreement entered into by the Company and Lucent Technologies, Inc. ("Lucent"). Pursuant to the agreement, Lucent agreed to develop for and license to the Company next-generation management and routing technologies and equipment designed to provide Fiber-to-the-Premises (FTTP) capabilities for voice, video, data, and voice-over-Internet protocol (VoIP) services.

        In order to reflect the change in the Company's business direction following the sale of its copy protection business in May 2003, the Board adopted a resolution in April 2004 to change the corporate name of the Company from "TTR Technologies, Inc." to "Amedia Networks, Inc." and, subject to approval of the stockholders, to amend the Company's Amended and Restated Certificate of Incorporation to effect the change in corporate name (the "Amendment"). The resolution also provided that the Amendment be proposed to the stockholders entitled to vote thereon for consideration at the 2004 Annual Meeting of Stockholders, all in accordance with Section 242 of the Delaware General Corporation Law.

        The Amendment is consistent with the recent launch of the Company's new corporate identity and its shift in its core business to the area of advanced telecommunications technologies that enable rapid access to a variety of media over broadband connections. The Company believes that the name "TTR Technologies, Inc." is historically associated with its former copy protection business. The Company believes that the proposed new corporate name better conveys to investors and the public the substance of the Company's new business direction.

        The form of the Amendment is attached as Appendix B.


REASONS FOR STOCKHOLDER APPROVAL

        Section 242 of the Delaware General Corporation Law requires that Delaware corporations, such as the Company, obtain stockholder approval of an amendment to the certificate of incorporation. In order to change the corporate name of the Company, it is necessary to amend the Company's Amended and Restated Certificate of Incorporation.

        It should be noted that at any time prior to the effectiveness of the filing of a Certificate of Amendment effecting the Amendment, and notwithstanding authorization by the stockholders of the Amendment, the Board may abandon the Amendment without further action by the stockholders of the Company.

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.

                                   PROPOSAL 3

              AMENDMENT TO THE COMPANY'S 2000 EQUITY INCENTIVE PLAN
                INCREASING THE NUMBER OF SHARES OF COMMON STOCK,
             RESERVED FOR ISSUANCE THERE UNDER, TO 5,000,000 SHARES.

        At the Annual Meeting, the Stockholders will be asked to approve an amendment to the Company's 2000 Equity Incentive Plan (the "2000 Incentive Plan") to increase the number of shares of the Company's Common Stock reserved for issuance under the 2000 Plan to a total of 5,000,000 shares of Common Stock. A summary of the principal terms of the 2000 Plan is set forth below.

        The Board believes that equity based awards are an important incentive for attracting, retaining and motivating employees and officers through the opportunity of equity participation in the Company. The amendment to increase the number of shares of Common Stock under the 2000 Plan is intended to enable the Company to continue to have an adequate number of shares of Common Stock available for the grant of stock options to attract new employees, as well as retain current employees.

        Of the total of 3,500,000 shares of Common Stock reserved for issuance under the 2000 Plan, as of the Record Date, options for 2,880,859 shares of Common Stock have been issued and are outstanding under the 2000 Plan.

       Although the Company cannot currently determine the number of options that may be granted in the future to the executive officers of the Company, each of the executive officers and key employees of the Company has an interest in the approval of the amendment to the 2000 Plan in so far as they are eligible recipients of options under the plan.

SUMMARY OF THE TERMS OF THE 2000 INCENTIVE PLAN


        The summary of the 2000 Incentive Plan below is qualified in its entirety by the 2000 Incentive Plan attached hereto as Appendix C.


The 2000 Incentive Plan Administration

        The 2000 Incentive Plan is administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee composed of at least two members of the Board. The Compensation Committee of the Board, established in October 2000, administers the 2000 Incentive Plan. Such committee, and the Board itself acting in its capacity as administrator of the 2000 Incentive Plan, is referred to herein as the "Committee." The Committee is authorized, among other things, to construe, interpret and implement the provisions of the 2000 Incentive Plan, to select the key employees to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the 2000 Incentive Plan.

Shares Available

        If Proposal No. 3 is approved by Stockholders, the aggregate number of shares of Common Stock available for issuance, subject to adjustment as described below, under the 2000 Incentive Plan will be 5,000,000. Such shares may be authorized and unissued shares or treasury shares. Currently, there are issued and outstanding options for 2,880,859 shares of Common Stock under the 2000 Incentive Plan. If Proposal No. 3 is approved, shares reserved for issuance for grants under the 2000 Incentive Plan will represent approximately 30.4% of the Company's issued and outstanding Common Stock as of the Record Date. Together with the shares reserved for issuance under the 2002 Directors Plan (assuming Proposal No. 4 is approved), the shares reserved for issuance under these plans will represent 36.5% of the Company's outstanding Common Stock as of the Record Date. If all of the shares reserved for issuance under the foregoing plans are actually issued, such shares will represent 26.7% of the Company's then outstanding Common Stock.

        If any shares of Common Stock subject to an award are forfeited or an award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. If any Performance Units awarded under the 2000 Incentive Plan are forfeited or canceled, the Performance Units will again be available for awards. If the Committee determines that any stock dividend, recapitalization, split, reorganization, merger, consolidation, combination, repurchase, or other similar corporate transaction or event, affects the Common Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, then the Committee shall adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding awards,
(iii) the aggregate number and kind of shares of Common Stock available, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and
(v) the exercise price, grant price, or purchase price relating to any award. If deemed appropriate, the Committee may also provide for cash payments relating to outstanding awards, provided, however, in each case that no adjustment shall be made which would cause the plan to violate Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to ISOs (defined below) or would adversely affect the status of a Performance-Based Award (defined below) as "performance based compensation" under Section 162(m) of the Code. The Committee may also adjust performance conditions and other terms of awards in response to unusual or nonrecurring events or to changes in applicable laws, regulations, or accounting principles, except to the extent that such adjustment would adversely affect the status of any outstanding Performance-Based Awards as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Eligibility

        Persons eligible to participate in the 2000 Incentive Plan include all key employees and consultants of the Company and its subsidiaries, as determined by the Committee. While the specific individuals to whom awards will be made in the future cannot be determined at this time, it is anticipated that currently approximately six key employees presently are eligible for participation in the 2000 Incentive Plan.

Awards

        The 2000 Incentive Plan is designed to give the Committee the maximum flexibility in providing incentive compensation to key employees and consultants. The 2000 Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, bonus stock, awards in lieu of cash obligations, other stock-based awards and Performance Units. The 2000 Incentive Plan also permits cash payments either as a separate award or as a supplement to a stock-based award, and for the income and employment taxes imposed on a participant in respect of any award.

Stock Options and Stock Appreciation Rights

        The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options. The Committee can also grant stock appreciation rights ("SARs") entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of an SAR are determined by the Committee, provided that the exercise price of an ISO or SAR may not be less than the fair market value (110% of the fair market value in the case of an ISO granted to a 10% shareholder) of the Common Stock on the date of grant. However, the 2000 Incentive Plan also allows the Committee to grant an option, an SAR or other award allowing the purchase of Common Stock at an exercise price or grant price less than fair market value when it is granted in substitution for some other award or retroactively in tandem with an outstanding award. In those cases, the exercise or grant price may be the fair market value at that date, at the date of the earlier award or at that date reduced by the fair market value of the award required to be surrendered as a condition to the receipt of the substitute award. The terms of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs and relating to exercisability or following termination of employment will be fixed by the Committee. However, no ISO or SAR granted in tandem will have a term exceeding ten years (or shorter period applicable under Section 422 of the Code). Options may be exercised by payment of the exercise price in cash or in Common Stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, or through "cashless exercises") having a fair market value equal to the exercise price, as the Committee may determine from time to time. The Committee also determines the methods of exercise and settlement and certain other terms of the SARs.

Restricted Stock

        The 2000 Incentive Plan also authorizes the Committee to grant restricted stock. Restricted stock is an award of shares of Common Stock which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment or certain other events prior to the end of a restriction period established by the Committee. Such an award entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee.

Other Stock-based Awards, Bonus Stock and Awards in Lieu of Cash Obligations

        In order to enable the Company to respond to business and economic developments and trends in executive compensation practices, the 2000 Incentive Plan authorizes the Committee to grant awards that are denominated or payable in, or valued in whole or in part by reference to the value of, Common Stock. The Committee will determine the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding and forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Cash Payments

        The Committee may grant the right to receive cash payments whether as a separate award or as a supplement to any stock-based awards. Also, to encourage participants to retain awards payable in stock by providing a source of cash sufficient to pay the income and employment taxes imposed as a result of a payment pursuant to, or the exercise or vesting of, any award, the 2000 Incentive Plan authorizes the Committee to grant a Tax Bonus in respect of any award.

Performance Units

        The Committee is also authorized to grant Performance Units. A Performance Unit is a right to receive a payment in cash equal to the increase in the book value of the Company if specified performance goals during a specified time period are met. The Committee has the discretion to establish the performance goals and the performance periods relating to each Performance Unit. A performance goal is a goal expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement selected by the Committee, in its discretion, and may relate to the operations of the Company as a whole or any subsidiary, division or department, and the performance periods may be of such length as the Committee may select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time.

Performance-based awards

        The Committee may (but is not required to) grant awards pursuant to the 2000 Incentive Plan to a participant who, in the year of grant, may be among the Company's Chief Executive Officer and the four other most highly compensated executive officers ("Covered Employees"), which are intended to qualify as a Performance-Based Award. If the Committee grants an award as a Performance-Based Award, the right to receive payment of such award, other than stock options and SARs granted at not less than fair market value on the date of grant, will be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals may vary from participant to participant and Performance-Based Award to Performance-Based Award. The goals will be based upon (i) the attainment of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholder's equity, financial return ratios, market performance or total stockholder return, and/or (ii) the completion of certain business or capital transactions. Before any Performance-Based Award is paid, the Committee will certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

Other Terms of Awards

        The maximum amount which may be granted as Performance-Based Awards to any participant in any calendar year shall not exceed (i) stock-based awards for 500,000 shares of Common Stock (whether payable in cash or stock), subject to adjustment as provided in the 2000 Incentive Plan, (ii) 500,000 Performance Units, (iii) a Tax Bonus payable with respect to the stock-based awards and Performance Units and (iv) cash payments (other than Tax Bonuses) of $1,000,000. The Committee has the discretion to grant an award to a participant who may be a Covered Employee which is not a Performance-Based Award.

        In the discretion of the Committee, awards may be settled in cash, Common Stock, other awards or other property. The Committee may require or permit participants to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment of reasonable interest on any amounts deferred under the 2000 Incentive Plan. Awards granted under the 2000 Incentive Plan may not be pledged or otherwise encumbered. Generally, unless the Committee determines otherwise, awards are not transferable except by will or by the laws of descent and distribution, or (except in the case of an ISO) otherwise if permitted under Rule 16b-3 of the Exchange Act and by the Committee. The 2000 Incentive Plan grants the Committee broad discretion in the operation and administration of the 2000 Incentive Plan. This discretion includes the authority to make adjustments in the terms and conditions of, and the criteria included in performance conditions related to, any awards in recognition of unusual or nonrecurring events affecting the Company or in response to changes inapplicable laws, regulations or accounting principles. However, no such adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. The Committee can waive any condition applicable to any award, and may adjust any performance condition specified in connection with any award, if such adjustment is necessary, to take account of a change in the Company's strategy, performance of comparable companies or other circumstances. However no adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. Awards under the 2000 Incentive Plan generally will be granted for no consideration other than services. The Committee may, however, grant awards alone, in addition to, in tandem with, or in substitution for, any other award under the 2000 Incentive Plan, other awards under other Company plans, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

Change of Control

        In the event of a change of control of the Company, all awards granted under the 2000 Incentive Plan (including Performance-Based Awards) that are outstanding and not yet vested or exercisable or which are subject to restrictions, will become immediately 100% vested in each participant or will be free of any restrictions, and will be exercisable for the remaining duration of the award. All awards that are exercisable as of the effective date of the change of control will remain exercisable for the remaining duration of the award. Under the 2000 Incentive Plan, a change of control occurs upon any of the following events: (i) the acquisition, in one or more transactions, of beneficial ownership by any person or group, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary), of any securities of the Company such that, as a result of such acquisition, such person or group, either (A) beneficially owns, directly or indirectly, more than 50% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board such that a majority of the members of the Board are not Continuing Directors (as defined in the 2000 Incentive Plan); or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one or more transactions, of all or substantially all the Company's assets. The foregoing events will not be deemed to be a change of control if the transactions causing such change are approved in advance by the affirmative vote of at least a majority of the Continuing directors.

Amendment and Termination

        The 2000 Incentive Plan is of indefinite duration; continuing until all shares and performance units reserved therefore have been issued or until terminated by the Board. The Board may amend, alter, suspend, discontinue, or terminate the 2000 Incentive Plan or the Committee's authority to grant awards thereunder without further stockholder approval or the consent of the participants, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of the securities exchange on which the Common Stock is then quoted or listed or as otherwise required by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, unless approved by the stockholders, no amendment will: (i) change the class of persons eligible to receive awards; (ii) materially increase the benefits accruing to participants under the 2000 Incentive Plan; or (iii) increase the number of shares of Common Stock subject to the 2000 Incentive Plan.

Certain Federal Income Tax Consequences to the Company and the Participant

        The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the 2000 Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. A participant will not realize any income upon the award of an option (including any other stock-based award in the nature of a purchase right), an SAR or a Performance Unit, nor will the Company be entitled to any tax deduction. When a participant who has been granted an option which is not designated as an ISO exercises that option and receives Common Stock which is either "transferable" or not subject to a "substantial risk of forfeiture" under Section 83(c) of the Code, the participant will realize compensation income subject, in the case of an employee, to withholding taxes. The amount of that compensation income will equal the excess of the fair market value of the Common Stock (without regard to any restrictions) on the date of exercise of the option over its exercise price, and the Company will generally be entitled to a tax deduction in the same amount and at the same time as the compensation income is realized by the participant. The participant's tax basis for the Common Stock so acquired will equal the sum of the compensation income realized and the exercise price. Upon any subsequent sale or exchange of the Common Stock, the gain or loss will generally be taxed as a capital gain or loss and will be a long-term capital gain or loss if the Common Stock has been held for more than one year after the date of exercise.

        If a participant exercises an option which is designated as an ISO and the participant has been an employee of the Company or its subsidiaries throughout the period from the date of grant of the ISO until three months prior to its exercise, the participant will not realize any income upon the exercise of the ISO (although alternative minimum tax liability may result), and the Company will not be entitled to any tax deduction. If the participant sells or exchanges any of the shares acquired upon the exercise of the ISO more than one year after the transfer of the shares to the participant and more than two years after the date of grant of the ISO, any gain or loss (based upon the difference between the amount realized and the exercise price of the ISO) will be treated as long-term capital gain or loss to the participant. If such sale, exchange or other disposition takes place within two years of the grant of the ISO or within one year of the transfer of shares to the participant, the sale, exchange or other disposition will generally constitute a "disqualifying disposition" of such shares. In such event, to the extent that the gain realized on the disqualifying disposition does not exceed the difference between the fair market value of the shares at the time of exercise of the ISO over the exercise price, such amount will be treated as compensation income in the year of the disqualifying disposition, and the Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. The balance of the gain, if any, will be treated as capital gain and will not result in any deduction by the Company.

        With respect to other awards (including an SAR or a Performance Unit) granted under the 2000 Incentive Plan that may be settled either in cash or in Common Stock or other property that is either transferable or not subject to a substantial risk of forfeiture under Section 83(c) of the Code, the participant will realize compensation income (subject, in the case of employees) to withholding taxes) equal to the amount of cash or the fair market value of the Common Stock or other property received. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

        With respect to awards involving Common Stock or other property that is both nontransferable and subject to a substantial risk of forfeiture, unless an election is made under Section 83(b) of the Code, as described below, the participant will realize compensation income equal to the fair market value of the Common Stock or other property received at the first time the Common Stock or other property is either transferable or not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. Even though Common Stock or other property may be nontransferable and subject to a substantial risk of forfeiture, a participant may elect (within 30 days of receipt of the Common Stock or other property) to include in gross income the fair market value (determined without regard to such restrictions) of such Common Stock or other property at the time received. In that event, the participant will not realize any income at the time the Common Stock or other property either becomes transferable or is not subject to a substantial risk of forfeiture, but if the participant subsequently forfeits such Common Stock or other property, the participant's loss would be limited only to the amount actually paid for the Common Stock or other property. While such Common Stock or other property remains nontransferable and subject to a substantial risk of forfeiture, any dividends or other income will be taxable as additional compensation income. Finally, special rules may apply with respect to participants subject to Section 16(b) of the Exchange Act.

        The Committee may condition the payment, exercise or vesting of any award on the payment of the withholding taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy such withholding and other tax obligations. Finally, amounts paid pursuant to an award which vests or becomes exercisable, or with respect to which restrictions lapse, upon a Change in Control may constitute a "parachute payment" under Section 280G of the Code. To the extent any such payment constitutes an "excess parachute payment," the Company would not be entitled to deduct such payment and the participant would be subject to a 20 percent excise tax (in addition to regular income tax).

Section 162(m) Provisions

        The 2000 Incentive Plan was designed to permit the deduction by the Company of the compensation realized by certain officers in respect of long-term incentive compensation granted under the 2000 Incentive Plan which is intended by the Committee to qualify as "performance-based compensation" under Section 162(m) of the Code. Section 162(m) of the Code generally disallows a deduction to the Company for compensation paid in any year in excess of $1 million to any Covered Employee. Certain compensation, including compensation that meets the specified requirements for "performance-based compensation," is not subject to this deduction limit. Among the requirements for compensation to qualify as "performance-based compensation" is that the material terms pursuant to which the compensation is to be paid be disclosed to, and approved by, the stockholders of the Company in a separate vote prior to the payment. Accordingly, because the 2000 Incentive Plan has been approved by the Stockholders, the compensation payable pursuant to awards granted to officers who in the year of grant may be Covered Employees and which are intended by the Committee to qualify as "performance-based compensation" should not be subject to the deduction limit of Section 162(m) of the Code, provided the Plan continues to be administered by a Committee consisting solely of two or more "outside directors" and the other requirements of Section 162(m) of the Code are satisfied. Nonqualified stock options granted with an option price less than the fair market value at the time of grant will not qualify as performance-based compensation. Not withstanding the foregoing, the Committee may, in the exercise of its discretion, issue stock option grants that would be subject to the deductibility limit where it deems such issuance to be in the best interests of the Company and it's stockholders.

New Plan Benefits

        Because awards under the 2000 Incentive Plan are discretionary, the Company cannot currently determine the number of options that may be granted under the 2000 Incentive Plan, as amended.

        No options under the 2000 Incentive Plan were awarded in 2003.

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2000 EQUITY INCENTIVE PLAN.

                                   PROPOSAL 4

            AMENDMENT TO THE COMPANY'S 2002 NON-EMPLOYEE DIRECTOR'S
              PLAN INCREASINGTHE NUMBER OF SHARES OF COMMON STOCK,
             RESERVED FOR ISSUANCE THEREUNDER, TO 1,000,000 SHARES.

        At the Annual Meeting, the Stockholders will be asked to approve an amendment to the Company's 2002 Non-Employee Director's Plan (the "2002 Director's Plan") to increase the number of shares of the Company's Common Stock reserved for issuance under the 2002 Director's Plan to a total of 1,000,000 shares of Common Stock.

        The Board believes that stock options are an important incentive for attracting and retaining on the Company's Board the service of individuals of stature who are not otherwise employed by the Company or any subsidiary. Accordingly, in June 2002 the Board adopted and recommended the approval by the Company's stockholders of the 2002 Director's Plan providing for the issuance of up to 275,000 shares of Common Stock to non-employee directors.

        Of the total of 275,000 shares of Common Stock reserved for issuance under the 2002 Director's Plan, no options are currently issued and outstanding. Nonetheless, the Board believes that it will need to have a sufficient number of shares available for issuance in order to be able to attract to the Board individuals of stature. .


SUMMARY OF THE TERMS OF THE 2002 DIRECTOR'S PLAN


        The summary of the 2002 Directors Plan below is qualified in its entirety by the 2002 Directors Plan attached hereto as Appendix D.


        The 2002 Directors Plan is administered by the Board of Directors or, if so determined by the Board, by a committee consisting solely of two or more non-employee directors of the Company. The body administrating the 2002 Directors Plan is referred to herein as the "Administrative Body." The Administrative Body is authorized to construe, interpret and implement the provisions of the 2002 Directors Plan, to select the non-employee directors to whom awards will be granted, to determine the amount, terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the 2002 Directors Plan. The shares available for grant under the 2002 Directors Plan may be authorized and unissued shares or treasury shares. If any shares of Common Stock subject to an award are forfeited or the award otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. Only directors not employed by the Company or any of its subsidiaries are eligible to participate in the 2002 Directors Plan.

        Under the 2002 Directors Plan, the Administrative Body may issue only non-qualified options. Each option granted under the 2002 Directors Plan will, unless earlier terminated as provided in the 2002 Directors Plan, expire six years from the date of grant. If a non-employee director ceases to serve as a director of the Company, options issued to such a director under the 2002 Directors Plan will (i) in the case of removal for cause, terminate immediately;
(ii) in the case of death or disability, terminate one year after the date on which such director ceased to serve; and (iii) in all other the cases (including failure to be renonimated or reelected), terminate three months after such director ceased to serve. The exercise price of the option will be the fair market value of the Common Stock on the date of the grant of the option. The number of options and prices at which they are exercisable are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

        The 2002 Directors Plan continues in effect through December 31, 2012. The Board may amend, alter, suspend, discontinue, or terminate the 2002 Directors Plan. Notwithstanding the foregoing, any such amendment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company's stockholders if such approval is required by any applicable law or regulation or any applicable stock exchange rule. Additionally, without the consent of the an affected non-employee director, no amendment, alteration, suspension, discontinuation or termination of the 2002 Directors Plan may materially, adversely affect the rights of such non-employee director under any option theretofore granted.

Federal Tax Consequences

        Set forth below is a description of the federal income tax consequences under the Code, of the grant and exercise of the benefits awarded under the 2002 Directors Plan. This description does not purport to be a complete description of the federal income tax aspects of the 2002 Directors Plan. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular director eligible to receive options.

        A director to whom an option is granted under the 2002 Directors Plan will not recognize any taxable income upon the grant of an option. Upon the exercise of such option, an optionee will generally recognize ordinary compensation income equal to the difference between the exercise price of the option and the fair market value of the Common Stock acquired on the date of exercise. The tax basis of such Common Stock to the optionee will equal the amount includable in the optionee's income as compensation, and the optionee's holding period for such Common Stock will commence on the day on which the optionee recognizes the compensation income in respect of such Common Stock. Any additional gain or any loss recognized on the subsequent disposition of the shares of Common Stock will be a capital gain or loss and will be a long-term gain or loss if the shares are held for more than one year. Generally, the Company will be entitled to a tax deduction upon the exercise of an option under the 2002 Directors Plan at the same time and in the same amount as the ordinary income recognized by the optionee.

New Plan Benefits

        Because awards under the 2002 Directors Plan are discretionary, the Company cannot currently determine the number of options that may be granted under the 2002 Directors Plan. In 2003, there were no grants of options under the 2002 Directors' Plan to purchase shares made and the all current non-executive officer directors as a group hold no shares.

        Only non-employee directors are eligible to receive options under the 2002 Directors Plan. PROPOSAL NO. 5

                 BOARD DISCRETION TO EFFECT REVERSE STOCK SPLIT


BACKGROUND

        In March 2004 the Company embarked on its new business direction in the telecommunications equipment field following stockholder approval of the Development and Licensing Agreement entered into by the Company and Lucent. Pursuant to such agreement, Lucent agreed to develop for and license to the Company next-generation management and routing technologies and equipment designed to provide Fiber-to-the-Premises (FTTP) capabilities for voice, video, data, and voice-over-Internet protocol (VoIP) services.

        The Company believes that its new business direction affords the Company an opportunity to enter into the rapidly expanding field of providing Fiber-to-the-premises capabilities for ultra-broadband access for video, data and VoIP. Management believes that this field affords the Company the opportunity for rapid growth and revenues. Management's beliefs are based on certain assumptions regarding its ability to penetrate the market for Fiber-to-the-Premises equipment, satisfy and anticipate customer demands, achieve economies of scale and, as a preliminary matter, raise sufficient funds to achieve these objectives. While management believes that the assumptions underlying its beliefs are reasonable, no assurance can be given that in fact these beliefs will prove correct.

        If in fact the Company is able to record revenues or otherwise achieve prospective growth levels and/or raise capital financing, then the Company may be able to satisfy the listing requirements (i.e., stockholders' equity, pre-tax income) for any of the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange. The Company's Common Stock is currently quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. A higher per share price for the Common Stock may further the Company efforts to meet the $5.00 minimum bid price requirement for the initial listing of the Common Stock on the Nasdaq National Market, the $4.00 minimum bid price requirement for initial listing on the Nasdaq SmallCap Market and the $3.00 minimum bid price for initial listing on the American Stock Exchange. While the Company does not currently meet the other quantitative listing requirements for listing on either the Nasdaq National Market, Nasdaq SmallCap market or the American Stock Exchange, if at a future date the Company met the listing standards of the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange, and the Board determines that it is in the best interests of the Company and the Stockholders for the Company's Common Stock to be listed on such exchange or market, then it may elect to effect the Reverse Split. In order to increase the Company's prospects for having its Common Stock listed on any of the Nasdaq National Market, Nasdaq SmallCap Market or the American Stock Exchange, the Board adopted a resolution approving an amendment to the Company's Certificate of Incorporation to effect a reverse split of all outstanding shares of the Common Stock in a range of 1:3 to 1:6, as determined in the sole discretion of the Board following the Company's satisfaction of all other listing requirements of the aforementioned exchanges.

        Of course, no assurance can be provided that the Company will in fact be able to achieve or sustain any of the required listing standards (i.e, minimum stockholders equity or pre-tax income) of any of these exchanges. Even if the Company satisfies the minimum per share bid price and the other criteria of any of these exchanges, no assurance can be given that the Company's Common Stock will in fact be quoted on any such exchange.


OVERVIEW

       The Stockholders are being asked to approve a reverse stock split of the Company's outstanding Common Stock in the range of 1:3 to 1:6, as determined in the sole discretion of the Board (the "Reverse Split"). The Board has adopted a resolution (i) declaring the advisability of a reverse stock split in the range of 1:3 to 1:6, subject to Stockholder approval, (ii) in connection therewith, amending the Company's Certificate of Incorporation to effect such a reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect such a reverse stock split, without further approval or authorization of the Company's stockholders, at any time on or prior to the date of the 2005 annual stockholder meeting. If the proposed Reverse Split is approved, the Company's Board would have the discretion to elect, as it determines to be in the best interests of the Company and its Stockholders, to effect the Reverse Split at any exchange ratio within the range at any time before the Company's 2005 annual stockholder meeting. The Board may elect not to implement the approved Reverse Split at its sole discretion. The Board believes that approval of a proposal granting this discretion to the Board provides the Board with appropriate flexibility to achieve the purposes of the Reverse Split, if implemented, and to act in the best interests of the Company and its Stockholders.

        The Board would effect the Reverse Split as provided above SOLELY for the purpose of qualifying for a listing on the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange and ONLY following satisfaction by the Company of all listing requirements but for the per share price. If the Company were to satisfy the all of the listing conditions for any of the above exchanges where it applied for listing except for the per share price, then the Board may, in the exercise of its discretion, elect to effect the Reverse Split in one of the above ratios.


        The text of the form of proposed amendment to the Company's certificate of incorporation is attached to this proxy statement as Appendix E. By approving this amendment, Stockholders will approve an amendment to the Company's certificate of incorporation pursuant to which any whole number of outstanding shares between and including three and six would be combined into one share of the Company's Common Stock, and authorize the Board to file only one such amendment, as determined by the Board in the manner described herein. The Board may also elect not to do any Reverse Split.


        If approved by the Stockholders and following such approval the Board determines that effecting the Reverse Split is in the best interests of the Company and its Stockholders, the Reverse Split will become effective upon filing one such amendment with the Secretary of State of the State of Delaware. The amendment filed thereby will contain the number of shares selected by the Board within the limits set forth in this proposal to be combined into one share of the Common Stock.

        If the Board elects to effect a Reverse Split following Stockholder approval, the number of issued and outstanding shares of Common Stock would be reduced in accordance with an exchange ratio determined by the Board within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each Stockholder will hold the same percentage of our outstanding common stock immediately following the Reverse Split as such Stockholder held immediately prior to the reverse stock split. The par value of the Company's Common Stock would remain unchanged at $0.001 per share. The amendment would not change the number of authorized shares of Common Stock.


        For the above reasons, management believes that the Reverse Split may, under certain circumstances, be in the best interests of the Company and its Stockholders. However, there can be no assurances that any Reverse Split that the Board may elect to effect will have the desired consequences.

        No further action on the part of Stockholders would be required to either effect or abandon the Reverse Split.

POTENTIAL EFFECTS OF THE PROPOSED REVERSE SPLIT

        The immediate effect of the Reverse Split would be to reduce the number of shares of the outstanding Common Stock and to increase the trading price of such Common Stock. However, the effect of any effected Reverse Split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of the Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of the Company's Common Stock outstanding as a result of the Reverse Split or remain at an increased level for any period. Also, there is no assurance that a Reverse Split would not eventually lead to a decrease in the trading price of the Common Stock, that the trading price would remain above the thresholds required by the exchange or market or that the Company will be able to continue to meet the other continued listing requirements of the Exchange or Market. The trading price of the Common Stock may change due to a variety of other factors, including our operating results, other factors related to the Company's business and general market conditions.

EFFECTS ON OWNERSHIP BY INDIVIDUAL STOCKHOLDERS

        If the Company implements the Reverse Split, the number of shares of its Common Stock held by each Stockholder would be reduced by multiplying the number of shares held immediately before the Reverse Split by the selected exchange ratio, and then rounding up to the nearest whole share. The Company would not pay cash to each Stockholder in respect of any fractional interest in a share resulting from the Reverse Stock Split. The Reverse Split would not affect any Stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

EFFECT ON OPTIONS, WARRANTS AND OTHER SECURITIES

        In addition, all outstanding options, warrants and other securities entitling their holders to purchase shares of the Company's Common Stock would be adjusted as a result of the Reverse Split, as required by the terms of these securities. In particular, the exchange ratio for each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the selected exchange ratio of the Reverse Split. Also, the number of shares reserved for issuance under the existing employee stock option plans would be reduced proportionally based on the selected exchange ratio of the Reverse Split.

OTHER EFFECTS ON OUTSTANDING SHARES

        If the Reverse Split is implemented, the rights and preferences of the outstanding shares of the Common Stock would remain the same after the Reverse Split. Each share of Common Stock issued pursuant to the Reverse Split would be fully paid and nonassessable.

        The Reverse Split would result in some Stockholders owning "odd-lots" of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

        The Company's Common Stock is currently registered under Section 12(g) of the 1934 Securities Exchange Act of 1934 (the "1934 Act"). As a result, the Company is subject to the periodic reporting and other requirements of the 1934 Act. The proposed Reverse Split would not affect the registration of the Company's Common Stock under the 1934 Act.

AUTHORIZED SHARES OF COMMON STOCK

        The Reverse Split, if implemented, would not change the number of authorized shares of the Common Stock as designated by the Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under the Company's authorized pool of Common Stock would increase.

        These additional shares of Common Stock would also be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into Common Stock. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. There are no current plans or arrangements to issue any additional shares of Common Stock.

        The additional shares of Common Stock that would become available for issuance if the Reverse Split is approved could also be used by the Company's management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the Stockholders or in which the Stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further Stockholder approval, the Board could sell shares of the Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although the proposed Reverse Stock Split has been prompted by business and financial considerations, Stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by Company management to deter or prevent a change in control of the Company. The Board has no plans to use any of the additional shares of Common Stock that would become available following the approval of the Reverse Split, if any, for any such purposes.


        In the event that the Board does in fact effect a Reverse Split, then it anticipates that it will present to the Company's stockholders at the 2005 annual stockholder meeting a proposal to decrease the number of authorized shares of Common Stock available for issuance by a factor equal to the ratio in which the Reverse Split was effected.


PROCEDURE FOR IMPLEMENTING THE PROPOSED REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

        If Stockholders approve the proposed amendment to the Certificate of Incorporation, the Board may elect whether or not to declare a Reverse Split at any time before the Company's 2005 annual stockholders meeting. The Reverse Split would be implemented by filing the appropriate amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State, and the Reverse Split would become effective on the date the filing is accepted by the Delaware Secretary of State.


        As of the effective date of the Reverse Split, each certificate representing shares of the Company's Common Stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of the Company's Common Stock resulting from the Reverse Split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange. All shares, underlying options and warrants and other securities would also be automatically adjusted on the effective date.

        The Company's transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, Stockholders and holders of securities convertible into the Company's Common Stock would be notified of the effectiveness of the Reverse Split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a Stockholder until such Stockholder has surrendered the outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Reverse Stock Split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

ACCOUNTING CONSEQUENCES

        The par value per share of the Company's Common Stock would remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced proportionally, based on the selected exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of the Common Stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

FRACTIONAL SHARES

        The Company will not issue fractional shares in connection with the Reverse Split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of its Common Stock to Stockholders who would otherwise be entitled to receive fractional shares of Common Stock following the Reverse Split, any fractional shares which result from the Reverse Split will be rounded up to the next whole share.

NO APPRAISAL RIGHTS

        Under the Delaware General Corporation Law, the Stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Company's Certificate of Incorporation to effect the Reverse Split.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

        The following is a summary of important U.S. tax considerations of the Reverse Split. It addresses only Stockholders who hold the pre-Reverse Split shares and post-Reverse Split shares as capital assets. It does not purport to be complete and does not address Stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-Reverse Split shares as part of a straddle, hedge, or conversion transaction, Stockholders who hold the pre-Reverse Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), Stockholders who are subject to the alternative minimum tax provisions of the Code, and Stockholders who acquired their pre-Reverse Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, the Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Split. Each Stockholder is advised to consult a qualified tax advisor.

        The proposed Reverse Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Split qualifies as a reorganization, a Stockholder generally will not recognize gain or loss on the Reverse Split. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-Reverse Split shares received will include the holding period of the pre-Reverse Split shares exchanged. The rounding up in respect of fractional shares will not result in a taxable event to a Stockholder; however, there will be an adjustment to the Stockholder's basis equal to the fractional share times the market value on the date of issuance.

        No gain or loss will be recognized by the Company as a result of the Reverse Split.

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE REVERSE SPLIT.

                                 PROPOSAL NO. 6

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee has selected Marcum & Kliegman, LLP ("Marcum") as the Company's independent auditors for the year ending December 31, 2004. The Board has directed that such appointment be submitted for ratification by the shareholders at the Annual Meeting.

        Brightman Almagor & Co, a member of Deloitte Touche Tohmatsu, audited the Company's financial statements for the year ended December 31, 2002. In June 2003, , Brightman advised the Company that as it had effectively terminated all of its research and design activities in the State of Israel, declined to stand for re-election as the Company's auditor for the year ending December 31, 2003. This action was taken by mutual agreement of the Company and Brightman.

        During the fiscal years ended December 31, 2001 and 2002 and the period between January 1, 2003, up to and including the day of its declination to stand for re-election, there were no disagreements between the Company and Brightman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which if not resolved to Brightman's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Brightman's report on our financial statements for such fiscal years 2002 and 2001 indicated that substantial doubt exists regarding our ability to continue as a going concern.

        On June 11, 2003, the Audit Committee engaged Marcum, to serve as the Company's independent public accountants for the audit of our consolidated financial statements for the fiscal year ending December 31, 2003.

        It is not anticipated that a member of Marcum will be present at the stockholder meeting.

        If you do not ratify the selection of independent accountants, the Audit Committee will reconsider the appointment. However, even if you ratify the selection, the Audit Committee may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of Company and its stockholders.

FEES

        The following table presents fees for professional audit services rendered by Marcum and Brightman, respectively, for the audit of the Company's annual financial statements for 2003 and 2002, and fees billed for other services rendered by Marcum or Brightman, as the case may be, during 2003 and 2002.



Type of Service/Fee         Fiscal 2003          Fiscal 2002

Audit Fees    (1)           $41,120              $37,000

Audit Related Fees (2)      $0                   $0

Tax Fees (3)                $3,000               $5,000


All Other Fees (4)          $0                   $0

        (1) Audit Fees consist of fees for professional services rendered for the audit of our consolidated financial statements included in the annual report and the review of the interim financial statements included in the quarterly reports, and for the services that are normally provided in connection with regulatory filings or engagements.

        (2) Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category includes fees related to consultation regarding generally accepted accounting principles.

        (3) Tax Fees consist of fees for tax compliance, tax advice and tax planning.

        (4) All Other Fees consist of fees for products and services not included in the above categories.

        The Audit Committee reviewed the non-audit services rendered for fiscal 2002 and fiscal 2003 as set forth in the above table and concluded that such services were compatible with maintaining the accountants' independence. The Audit Committee's policy is to pre-approve all audit services and all non-audit services that Company's independent auditor is permitted to perform for Company under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

                              BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS.

                                  OTHER MATTERS

        At the Annual Meeting, management does not intend to present any matters other than matters referred to herein, and as of this date management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

        Under the rules of the SEC, proposals of stockholders intended to be presented at the 2005 annual meeting of Stockholders must be made in accordance with the by-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than January

25, 2005. The Company's Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2005 proxy statement.

                                  ANNUAL REPORT

        Enclosed is the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including audited financial statements. Such annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

                             SOLICITATION OF PROXIES

        The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

       It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                                   Frank Galuppo
                                                   Chief Executive Officer


April 28, 2004

                             TTR TECHNOLOGIES, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 25, 2004

        The undersigned hereby constitutes and appoints FRANK GALUPPO and SAM BRILL, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all the shares of common stock, par value $.001 per share, of TTR TECHNOLOGIES, INC. (the "Company") that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company, to be held on May 25, 2004, and at any adjournment thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

1. ELECTION OF DIRECTORS. Nominees: FRANK GALUPPO, SAM BRILL, JUAN MENDEZ, RICHARD ROSENBLUM, GERALD BUTTERS, ROBERT MARTIN AND Ivan Berkowitz.


(Mark only one of the following boxes.)

|_| VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any): _________________

|_| VOTE WITHHELD from all nominees.


2. PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE ITS CORPORATE NAME TO "AMEDIA NETWORK, INC.".


|_| FOR       |_| AGAINST           |_| ABSTAIN

3. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 2000 EQUITY INCENTIVE PLAN TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE THEREUNDER FROM 3,500,000 TO 5,000,000.

|_| FOR       |_| AGAINST           |_| ABSTAIN


4. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 2002 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE THEREUNDER FROM 275,000 TO 1,000,000.

|_| FOR       |_| AGAINST           |_| ABSTAIN


5. . PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK IN THE RANGE OF 1:3 TO 1:6, AS MAY be DETERMINED IN THE SOLE DISCRETION OF THE COMPANY'S BOARD OF DIRECTORS.

|_| FOR       |_| AGAINST           |_| ABSTAIN


6. PROPOSAL TO RATIFY THE APPOINTMENT OF MARCUM & KLIEGMAN, PC AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

|_| FOR       |_| AGAINST           |_| ABSTAIN

        In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted (i) FOR the election as directors of the nominees of the Board of Directors, (ii) FOR the proposal to amend the Certificate of Incorporation to change the name of the Company; (iii) FOR the proposal to increase the number of shares of Common Stock, reserved for issuance under the 2000 Plan (iv) FOR the proposal to increase the number of shares of Common Stock, reserved for issuance under the Company's 2002 Directors Plan (v) FOR the Reverse Split; (vi) FOR the ratification the appointment of Marcum, as independent public accountants of the Company for the year ending December 31, 2004; and (vii) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the Annual Meeting or any adjournment thereof.


        The undersigned acknowledges receipt of the accompanying Proxy Statement dated April 28, 2004.


Dated: __________________, 2004

                           SIGNATURE OF SHAREHOLDER(S)

                           (When signing as attorney,
                               trustee, executor,
                            administrator, guardian,
                         corporate officer, etc., please
                          give full title. If more than
                          one trustee, all should sign.
                          Joint owners must each sign.)

                         Please date and sign exactly as
                               name appears above.

                         I plan |_| I do not plan |_| to
                           attend the Annual Meeting.

                                   APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                             TTR TECHNOLOGIES, INC.


I.      AUDIT COMMITTEE PURPOSE

The Audit Committee of the Board of Directors of TTR Technologies, Inc. (the "Company") is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor and review the accuracy and fairness of the Company's financial reports and monitor and ensure the adequacy of the Company's systems of internal controls regarding finance, accounting, and legal compliance.

o Monitor the independence and performance of the Company's independent auditors.

o Provide an avenue of communication between the independent auditors, management, internal auditors and the Board of Directors.

The Audit Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibilities and it shall have direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or advisors it deems necessary in the performance of its duties or to assist in the conduct of any investigation.


II.     AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the National Association of Securities Dealers and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise and be considered a "financial expert" within the meaning of the Sarbanes-Oxley Act. Members of the Audit Committee may enhance their familiarity with finance and accounting by participating in educational programs.

Audit Committee members shall be appointed by the Board of Directors. If the Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

The Audit Committee will have regular meetings at least five times per year (four of which should coincide with, and precede, the Company's public announcement of its quarterly and annual results) or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately and separately, on a regular basis, with management and with the independent auditors, to discuss any matters that the Audit Committee or each of these groups believes should be discussed.

III.    AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

REVIEW PROCEDURES
1. Review and reassess the adequacy of this Charter at least annually. Submit this Charter to the Board of Directors for approval and have this Charter published in a proxy or information statement at least every three years in accordance with the Securities and Exchange Commission regulations.

2. Review the Company's annual audited financial statements and related footnotes prior to filing or distribution. The review should include separate discussions with management and with the independent auditors of significant issues and disagreements regarding accounting principles, practices and judgments, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and the effect of using different accounting principles, practices and judgments.

3. Review the Company's quarterly earnings prior to filing or distribution and discuss with management and with the independent auditors.

4. Review any reports or other documents that include public financial disclosures prior to filing or distribution and discuss with management, if appropriate, whether the information contained in these documents is consistent with the information contained in the Company's financial statements.

5. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and adequacy of controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review and assess management's critical accounting estimates.

6. Review written reports and significant findings prepared by the independent auditors, if any, including reports regarding the Company's critical accounting policies, alternative treatments of financial information and material communications between the independent auditor and management, and if appropriate, discuss the information contained in the reports with the independent auditors. Review management's responses, if any, to such reports and findings, including the status of previous recommendations.

7. Receive copies of reports to management prepared by the internal auditing department and management's responses to any such reports. Obtain confirmation from internal auditors that the Company is in compliance with its financial reporting requirements.

8. Review, annually, the procedures, organizational structure, and qualifications of the internal audit department, and review and approve the hiring of employees of the independent auditors who were engaged on the Company's account. Discuss with independent auditors the performance of the internal audit department and any recommendations the independent auditors may have.

9. Review, annually, policies and procedures, as well as audit results, associated with directors' and officers' expense accounts and perquisites, and other uses of corporate assets. Review, annually, a summary of directors' and officers' related party transactions and potential conflicts of interest.

INDEPENDENT AUDITORS AND INTERNAL AUDITORS
10. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, and the Audit Committee has the ultimate authority and responsibility to select and hire, evaluate and where appropriate, replace the independent auditors. The Audit Committee shall review the performance of the independent auditors; the experience and qualifications of the senior members of the independent auditor team; and the quality control procedures of the independent auditors.

11. Approve the fees and other significant compensation to be paid to the independent auditors.

12. Review the non-audit services to determine whether they are prohibited under the Sarabanes-Oxley Act. Pre-approve the provision of any permissible non-audit services by the independent auditors and the related fees of the independent auditors therefor. Consider whether the provision of these other services is compatible with maintaining the auditors' independence.

13. On an annual basis, the Audit Committee should receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company and should discuss with the independent auditors the disclosed relationships or services that may impact the objectivity and independence of the auditors, and take, or recommend that the Board of Directors take appropriate action to ensure the independence of the auditors. Annually, the Audit Committee shall ensure receipt of a formal written statement from the independent auditors with respect to their independence consistent with all applicable standards.

14. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

15. Discuss certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public
        Accountants: A Statement of Auditing Standards No. 61, including such matters as (i) the consistency of application of the Company's accounting policies; (ii) the completeness of information contained in the financial statements and related disclosures; (iii) the selection of new or changes to the Company's accounting policies; (iv) estimates, judgments and uncertainties; (v) unusual transactions and (vi) accounting policies relating to significant financial statements items, including the timing of transactions and the period in which they are recorded.

16. Obtain and consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting; the discussion should include such issues as the clarity of the Company's financial disclosures and degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates and other significant decisions made by the management in preparing the financial disclosure.

17. Discuss and review with the internal audit department and the independent auditors the effectiveness and coordination of the internal audit effort to assure completeness of coverage and to avoid duplication of resources. Review the annual internal audit plan and the processes used to develop the plan; discuss the scope of the plan, staffing, reliance upon management, status of activities, significant findings, and any recommendations.

18. The internal auditors will be responsible to the Board of Directors through the Audit Committee. The Audit Committee shall annually review the performance, objectivity and independence of the internal auditors and recommend to the Board of Directors the appointment of the internal auditors and any discharge of internal auditors when circumstances warrant.

19. Approve the fees and other significant compensation to be paid to the internal auditors.


LEGAL COMPLIANCE
20. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.


OTHER AUDIT COMMITTEE RESPONSIBILITIES
21. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

22. Establish and maintain appropriate procedures for the receipt and handling of anonymous submissions from employees of the Company regarding questionable accounting practices.

23. Maintain minutes of meetings and report Audit Committee actions to the Board of Directors on a regular basis including any recommendations the Audit Committee deems appropriate.

24. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

25.     Periodically perform self-assessment of Audit Committee performance.

                                   APPENDIX B



        PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

        Paragraph 1 of the Certificate of Incorporation is hereby amended to read as follows:

        "1. The name of the Corporation is Amedia Networks, Inc. "

                                   APPENDIX C


                           2000 TTR TECHNOLOGIES, INC.

                              EQUITY INCENTIVE PLAN


Section 1. Purpose of the Plan

The purpose of the TTR Technologies, Inc. Equity Incentive Plan (the "Plan") is to further the interests of TTR Technologies, Inc. (the "Company") and its shareholders by providing long-term performance incentives to those key employees and consultants of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

Section 2. Definitions

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) "Award" means any Option, Performance Unit, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or in lieu of other awards, other Stock-Based Award, Tax Bonus or other cash payments granted to a Participant under the Plan.

(b) "Award Agreement" shall mean the written agreement, instrument or document evidencing an Award.

(c) "Change of Control" means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 50% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets.

Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

(d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(e) A "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the effective date of the Plan or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

(f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

(g) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.

(h) "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

(i) "Limited SAR" means an SAR exercisable only for cash upon a Change of Control or other event, as specified by the Committee.

(j) "Option" means a right granted to a Participant pursuant to Section
6(b) to purchase Stock at a specified price during specified time periods. An Option may be either an ISO or a nonstatutory Option (an Option not designated as an ISO).

(k) "Performance Unit" means a right granted to a Participant pursuant to
Section 6(c) to receive a payment in cash equal to the increase in the book value of the Company during specified time periods if specified performance goals are met.

(l) "Restricted Stock" means Stock awarded to a Participant pursuant to Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

(m) "Stock-Based Award" means a right that may be denominated or payable in, or valued in whole or in part by reference to the market value of, Stock, including, but not limited to, any Option, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or Awards in lieu of cash obligations.

(n) "SAR" or "Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(e) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

(o) "Subsidiary" shall mean any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

(p) "Tax Bonus" means a payment in cash in the year in which an amount is included in the gross income of a Participant in respect of an Award of an amount equal to the federal, foreign, if any, and applicable state and local income and employment tax liabilities payable by the Participant as a result of
(i) the amount included in gross income in respect of the Award and (ii) the payment of the amount in clause (i) and the amount in this clause (ii). For purposes of determining the amount to be paid to the Participant pursuant to the preceding sentence, the Participant shall be deemed to pay federal, foreign, if any, and state and local income taxes at the highest marginal rate of tax imposed upon ordinary income for the year in which an amount in respect of the Award is included in gross income, after giving effect to any deductions therefrom or credits available with respect to the payment of any such taxes.

Section 3. Administration of the Plan

The Plan shall be administered by shall be administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee composed of at least two members of the Board. Any such committee designated by the Board, and the Board itself acting in its capacity as administrator of the Equity Incentive Plan, is referred to herein as the "Committee." After any such designation, no member of the Committee while serving as such shall be eligible for participation in the Plan. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the key employees and consultants who will receive Awards pursuant to the Plan ("Participants"), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to officers or managers of the Company or any Subsidiary or to unaffiliated service providers the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law.

Section 4. Participation in the Plan

Participants in the Plan shall be selected by the Committee from among the key employees and consultants of the Company and its Subsidiaries, provided, however, that only key employees shall be eligible to receive ISOs under the Plan.

Section 5. Plan Limitations; Shares Subject to the Plan

(a) Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of common stock, $1.00 par value, of the Company (the "Stock") available for issuance as Awards under the Plan shall not exceed 5,000,000 shares.

(b) Subject to the provisions of Section 8(a) hereof, the aggregate number of Performance Units which may be awarded under the Plan shall not exceed 350,000. If any Performance Units awarded under the Plan shall be forfeited or canceled, such Performance Units shall thereafter be available for award under the Plan.

No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

Section 6. Awards

(a) General. Awards may be granted on the terms and conditions set forth in this
Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

(b) Options. The Committee may grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but (except as provided in Section 7(a)) the exercise price of any ISO shall not be less than the Fair Market Value (110% of the Fair Market Value in the case of a 10% shareholder, within the meaning of Section 422(c)(5) of the Code) of the shares covered thereby at the time the Option is granted.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at Fair Market Value of Stock, or by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

(c) Performance Units. The Committee is authorized to grant Performance Units to Participants on the following terms and conditions:

(i) Performance Criteria and Period. At the time it makes an award of Performance Units, the Committee shall establish both the performance goal or goals and the performance period or periods applicable to the Performance Units so awarded. A performance goal shall be a goal, expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement deemed appropriate by the Committee, or may relate to the results of operations or other measurable progress of either the Company as a whole or the Participant's Subsidiary, division or department. The performance period will be the period of time over which one or more of the performance goals must be achieved, which may be of such length as the Committee, in its discretion, shall select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time. The Committee shall have the authority, in its discretion, to accelerate the time at which any performance period will expire or waive or modify the performance goals of any Participant or Participants. The Committee may also make such adjustments, to the extent it deems appropriate, to the performance goals for any Performance Units awarded to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of business or Subsidiaries or any unusual circumstances outside of management's control which, in the sole judgment of the Committee, alters or affects the computation of such performance goals or the performance of the Company or any relevant Subsidiary, division or department.

(ii) Value of Performance Units. The value of each Performance Unit at any time shall equal the book value per share of the Company's Stock, as such value appears on the consolidated balance sheet of the Company as of the end of the fiscal quarter immediately preceding the date of valuation.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Restricted Period. Restricted Stock awarded to a Participant shall be subject to such restrictions on transferability and other restrictions for such periods as shall be established by the Committee, in its discretion, at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

(ii) Forfeiture. Restricted Stock shall be forfeitable to the Company upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse or remove any such restrictions, including upon death, disability or retirement, whenever the Committee determines that such action is in the best interests of the Company.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv) Rights as a Shareholder. Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

(e) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which grant price (except as provided in Section 7(a)) shall not be less than the Fair Market Value of one share of Stock on the date of grant.

(ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs may be granted on such terms, not inconsistent with this Section 6(e), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

(f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company or Subsidiary obligations to pay cash or deliver other property under other plans or compensatory arrangements; provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from Section 16(b) liability. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards in addition to those provided in Sections 6(b) and (d) through (e) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

(h) Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Tax Bonuses and other cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

Section 7. Additional Provisions Applicable to Awards

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock:

(i) granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

(ii) retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

(b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

(c) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

(d) Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO, or any SAR granted in tandem therewith, exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(e) Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis), in each case determined in accordance with rules adopted by, and at the discretion of, the Committee. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.) The Committee, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

(f) Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

(g) Awards to Comply with Section 162(m). The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant who, in the year of grant, may be a "covered employee," within the meaning of Section 162(m) of the Code, which is intended to qualify as "performance-based compensation" under
Section 162(m) of the Code (a "Performance-Based Award"). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, shall be conditional upon the achievement of performance goals established by the

Committee in writing at the time such Performance-Based Award is granted. Such performance goals, which may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, shall be based upon the attainment by the Company or any Subsidiary, division or department of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholders' equity, financial return ratios, market performance or total stockholder return, and/or the completion of certain business or capital transactions. Before any compensation pursuant to a Performance-Based Award is paid, the Committee shall certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

The maximum amount which may be granted as Performance-Based Awards to any Participant in any calendar year shall not exceed (i) Stock-Based Awards for 100,000 shares of Stock (whether payable in cash or stock), subject to adjustment as provided in Section 8(a) hereof, (ii) 100,000 Performance Units,
(iii) a Tax Bonus payable with respect to the Stock-Based Awards described in clause (i) and Performance Units described in clause (ii), and (iv) cash payments (other than Tax Bonuses) of $1,000,000.

(h) Change of Control. In the event of a Change of Control of the Company, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall become immediately 100% vested in each Participant or shall be free of any restrictions, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Award. All Awards that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Award.

Section 8. Adjustments upon Changes in Capitalization; Acceleration in Certain Events

(a) In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

(b) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of that Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

Section 9. General Provisions

(a) Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

The foregoing notwithstanding, any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

Notwithstanding the foregoing, if the Plan is ratified by the stockholders of the Company at the Company's 2000 Annual Meeting of Stockholders, then unless approved by the stockholders of the Company, no amendment will: (i) change the class of persons eligible to receive Awards; (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) increase the number of shares of Stock or the number of Performance Units subject to the Plan.

(b) No Right to Award or Employment. No employee or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

(c) Taxes. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

(d) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

(e) No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

(f) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

(g) Effective Date. The effective date of the Plan is May 30, 2000.

(h) Shareholder Approval. Unless and until the Plan is approved by the stockholders of the Company at the Company's 2000 Annual Meeting of Stockholders, no Stock-Based Award may be granted to any officer of the Company.

                                   APPENDIX D


                             TTR TECHNOLOGIES, INC.
                           2002 NON-EMPLOYEE DIRECTORS
                                STOCK OPTION PLAN

        1. Purpose. The TTR Technologies, Inc. 2002 Non-Employee Directors Stock Option Plan (the "Plan") is designed to aid TTR Technologies, Inc., a Delaware corporation (the "Company"), in retaining and attracting non-employee directors (directors who are not employees of the Company or of any corporation, partnership, joint venture or other business entity of which fifty percent (50%) or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company) of exceptional ability by enabling such non-employee directors to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased desire to render greater services that will contribute to the continued growth and success of the Company.

        2. Amount and Source of Stock. The total number of shares of the Company's common stock, $.001 par value per share (the "Stock"), which may be the subject of options granted pursuant to the Plan shall not exceed 275,000, subject to adjustment as provided in paragraph 10. Such Stock may be reserved or made available from the Company's authorized and unissued Stock or from Stock reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full for any reason, then the Stock subject to such option shall be added to the Stock otherwise available for issuance pursuant to the exercise of options under the Plan.

        3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, if determined by the Board, a committee selected by the Board and comprised solely of two or more members of the Board, who are "Non-Employee Directors" as that term is defined in Rule 16b-3(b)(3) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended. The corporate body administering the Plan is hereinafter referred to as the "Administrative Body." The Administrative Body shall have all the powers vested in it by the terms of the Plan. Such powers include the authority to select the participants who will receive options under the Plan, to prescribe the form of the individual option agreements, to grant options under the Plan, to fix the vesting and other terms of each option grant, to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Administrative Body in the administration of the Plan shall be final and conclusive.

        4. Option Grants.

        (a) Each non-employee director shall be eligible to receive grants of options at such time or times and for such number of shares of Stock as the Administrative Body, in its discretion, shall determine. The date on which an option is granted under this subparagraph to a specified individual shall constitute the date of grant of such option (the "Date of Grant").

        (b) The terms relating to the vesting of the option shall be fixed by the Administrative Body at the time of the grant of the option.

        5. Option Price. The exercise price of the Stock purchasable under any option granted pursuant to the Plan shall be equal to the Fair Market Value of a share of Stock on the Date of Grant. For purposes of the Plan, the "Fair Market Value" of a share of Stock shall mean (i) if the Stock is traded on a national securities exchange or on the NASDAQ National Market System ("NMS"), the per share closing price of the Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the Date of Grant (or if there is no closing price for such Date of Grant, then the last preceding business day on which there was a closing price); or (ii) if the Stock is traded on the over-the-counter market and quotations are published on the NASDAQ quotations system (but not on NMS), the per share closing bid price of the Stock on the Date of Grant as reported by NASDAQ (or if there is no closing bid price for such Date of Grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Stock is traded on the over-the-counter market but bid quotations are not published on NASDAQ, the closing bid price per share for the Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Stock; or (iv) if the Stock is not traded on a securities exchange or the over-the-counter market, the valuation accorded to each share of Stock by the Administrative Body.

        6. Term of Option.

        (a) Unless earlier terminated pursuant to the other provisions herein, the option hereby granted shall terminate at the close of business on the date six (6) years from the Date of Grant (the "Expiration Date").

        (b) If the non-employee director is removed as a director of the Company for cause (as determined in accordance with applicable law) by the stockholders of the Company, the unexercised portion of the option will terminate simultaneously with the non-employee director's removal as a director.

        (c) If a non-employee director ceases to be a director of the Company on account of his or her death or disability, then the option may be exercised at any time prior to the earlier of the Expiration Date and twelve (12) months after the date that the non-employee director ceases to be a director of the Company, and any part of the option which is not so exercised within such period shall thereupon terminate.

        (d) If a non-employee director ceases to be a director of the Company for any reason (other than cause, death or disability), then the option may be exercised at any time prior to the earlier of the Expiration Date and three (3) months after the date that the non-employee director ceases to be a director of the Company, and any part of the option which is not so exercised within such period shall thereupon terminate.

        (e) No option granted hereunder shall be exercisable unless and until the non-employee director has entered into an individual option agreement with the Company that shall set forth the terms and conditions of such option. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the optionee during normal business hours at the principal office of the Company), and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

        7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary (or such other officer as is specified in the individual option agreement) of the Company at its then principal office. Such notice shall specify the number of shares of Stock for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in subparagraph 11(b), and (ii) payment of the aggregate option price. The Administrative Body shall determine whether the exercise price for an option shall be paid in cash, by the surrender at Fair Market Value of Stock (held for at least six (6) months), by any combination of cash and shares of Stock, including, without limitation, cash, Stock or other property (including notes or other contractual obligations of non-employee directors to make payment on a deferred basis), the means or methods of payment, including through "cashless exercise" arrangements, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Stock will be delivered or deemed to be delivered to non-employee directors upon the exercise of such option. Delivery of such notice shall constitute an irrevocable election to purchase the Stock specified in such notice, and the date on which the Company receives the last of such notice, documentation and the aggregate option exercise price for all of the Stock covered by the notice shall, subject to the provisions of paragraph 11 hereof, be the date as of which the Stock so purchased shall be deemed to have been issued. The person entitled to exercise the option shall not have the right or status as a holder of the Stock to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this paragraph 7.

        8. Right of the Company to Terminate Services of a Non-Employee Director. Nothing contained herein or in any individual option agreement shall be construed to confer on any non-employee director any right to continue as a director of the Company or derogate from any right of the Company, the Board or the stockholders of the Company to remove or not renominate such non-employee director as a director of the Company, with or without cause.

        9. Non-transferability of Options. No option granted under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such non-employee director to, any party, other than the Company, or assigned or transferred by such non-employee director otherwise than by will or the laws of descent and distribution, and such option shall be exercisable during the lifetime of the non-employee director only by the non-employee director or his or her guardian or legal representative. Notwithstanding the foregoing, the Administrative Body may, in its discretion, provide that an option of a non-employee director granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Administrative Body may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a non-employee director may, in the manner established by the Administrative Body, designate a beneficiary (which may be a person or a trust) to exercise the rights of the non-employee director, and to receive any distribution, with respect to any option upon the death of the non-employee director. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any non-employee director shall be subject to all terms and conditions of the Plan and any individual option agreement applicable to such non-employee director, except as otherwise determined by the Administrative Body, and to any additional restrictions deemed necessary or appropriate by the Administrative Body.

        10. Adjustments Upon Certain Events. In the event that the Administrative Body shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of non-employee directors under the Plan, then the Administrative Body shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock that may thereafter be issued in connection with options, (ii) the number and kind of shares of Stock issuable in respect of outstanding options, (iii) the aggregate number and kind of shares of Stock available under the Plan, and
(iv) the exercise price, grant price, or purchase price relating to any option or, if deemed appropriate, make provision for a cash payment with respect to any outstanding option.

        11. General Restrictions.

        (a) No option granted hereunder shall be exercisable if the Company shall at any time determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Stock otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (i) or clause (ii) above, the exercisability of such options shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

        (b) The Administrative Body may require, as a condition to the right to exercise an option, that the Company receive from the non-employee director holding the option, at the time of any such exercise, representations, warranties and agreements to the effect that the Stock is being purchased by the non-employee director for investment only and without any present intention to sell or otherwise distribute such Stock and that the non-employee director will not dispose of such Stock in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such Stock shall bear appropriate legends summarizing such restrictions on the disposition thereof.

        12. Changes to the Plan.

        (a) The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Administrative Body's authority to grant options under the Plan without the consent of the Company's stockholders or non-employee directors, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any Federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected non-employee director, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such non-employee director under any option theretofore granted and any individual option agreement relating thereto. Subject to applicable law, the Administrative Body may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any option theretofore granted and any individual option agreement relating thereto; provided, however, that without the consent of an affected non-employee director, no such amendment, alteration, suspension, discontinuation, or termination of any option may materially and adversely affect the rights of such non-employee director under such option.

        (b) The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option in the manner and to the extent it shall deem desirable to carry the Plan into effect.

        13. Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on December 31, 2012, and no options under the Plan shall thereafter be granted.

        14. Fractional Shares. The Company will not be required to issue any fractional shares of Stock pursuant to the Plan. The Administrative Body may provide for the elimination of fractions and for the settlement of fractions in cash.

        15. Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Administrative Body may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Administrative Body alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected non-employee director, any other non-employee director, any employee, the Company, any stockholder or any other person.

        16. Adoption of the Plan and Effective Date. The Plan shall be adopted by the requisite vote of the stockholders of the Company and shall be effective as of such date.

                                   APPENDIX E


        PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION*

        Every ______** outstanding share of Common Stock of the Corporation will be combined into and automatically become one (1) outstanding share of Common Stock of the Corporation and the authorized shares of the Corporation shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a stockholder will be aggregated subsequent to the foregoing split and each fractional share resulting from such aggregation of each series held by a stockholder shall be rounded up to the nearest whole share.

        * Prior to the effectiveness of the foregoing amendment, without further action by the stockholders, the Board is authorized to abandon such amendment if it determines that it is not in the best interest of the Company and its stockholders.

        ** By approving this amendment, stockholders will approve the effectuation of the reverse stock split in all possible combinations between 1:3 to 1:6 (i.e. 1:3, 1:4, 1:5 or 1:6). The certificate of amendment to be filed with the Delaware Secretary of State will include only that ratio determined by the Board to be in the best interest of the Company and its stockholders. The Board will not implement any amendment providing for a different split ratio.


                                      E-1